*For Immediate Release*

Contact:

Carlos S. Batista

Chairman of the Board

(203) 720-5000

NAUGATUCK VALLEY FINANCIAL CORPORATION

AND NAUGATUCK VALLEY SAVINGS AND LOAN

ANNOUNCE INTERIM LEADERSHIP

Naugatuck, CT; August 31, 2012. Naugatuck Valley Financial Corporation (the “Company”) (NasdaqGM: NVSL), the holding company for Naugatuck Valley Savings and Loan (the “Bank” or “Naugatuck Valley”), announced today the appointment of Sharon A. Blanchette and Mark S. Graveline as Co-Interim President and Chief Executive Officer of both the Company and the Bank effective immediately. Ms. Blanchette and Mr. Graveline are expected to serve in this capacity until a permanent President and Chief Executive is appointed. The Bank has submitted a notice with respect to a candidate for the permanent position to the Office of the Comptroller of the Currency for its non-objection. Ms. Blanchette is Senior Vice President and Chief Risk Officer of the Bank. Mr. Graveline is Senior Vice President and Chief Lending Officer of the Bank. As members of the Bank’s skilled Senior Management Team, both Ms. Blanchette and Mr. Graveline are involved in all operational aspects of the Bank and provide strong, knowledgeable leadership.

Sharon A. Blanchette has over 20 years of experience in risk management, including six years in the banking industry. She joined Naugatuck Valley in November 2011 and her primary responsibilities as Chief Risk Officer include overseeing Loan Review, Credit Administration, Appraisal Management, Compliance, Internal Audit, Security, and Regulatory Relations. She is responsible for ensuring that Naugatuck Valley Savings and Loan maintains adequate credit, compliance, financial, and operation risk policies and procedures. Prior to joining Naugatuck Valley, Ms. Blanchette was a Vice President of Internal Audit & Control with a community bank in Massachusetts and an Assistant Director for a bank risk management consulting firm. She has been responsible for all aspects of bank regulatory compliance and risk management.

Ms. Blanchette is a Certified Public Accountant, a Certified Internal Auditor, and a Certified Regulatory Compliance Manager. She received a B.A. in Economics, cum laude, from Mount Holyoke College and a M.B.A. in Finance from Western New England College. Ms. Blanchette has also attended the ABA National Compliance School. She is a member of the Connecticut Society of Certified Public Accountants Financial Institutions Committee, the Bank Compliance Association of Connecticut, and the Institute of Internal Auditors. She is a resident of Windsor, CT.

Mark S. Graveline has more than 33 years of lending and community bank experience, including seven years at Naugatuck Valley where as Chief Lending Officer his primary responsibilities are the oversight and administration of commercial, consumer and residential lending functions as well as the loan servicing department. Mr. Graveline was also responsible for the creation of the Secondary Market Group at Naugatuck Valley. Mr. Graveline graduated from the University of Connecticut, with a B.S. in Real Estate and Urban Economics, and is a graduate of the ABA Stonier National Graduate School of Banking. Mr. Graveline is a Director of the Waterbury Housing Fund and a member of the Prospect Economic Development Commission. He also volunteers his time as a Little League Coach in Prospect, CT, where he resides.

Naugatuck Valley Financial Corporation is the holding company for Naugatuck Valley Savings and Loan. In addition to its main office in Naugatuck, the Bank operates nine other branch offices in Southwestern Connecticut. The Bank is a community-oriented financial institution dedicated to serving the financial services needs of consumers and businesses within its market area.

This press release contains forward-looking statements with the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. These statements are often identified by forward-looking words such as “expect,” “believe,” anticipate,” or other words with similar meanings. Forward-looking statements are not statements of fact and a number of factors could cause actual results to differ materially from expected results. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release. Except as may be required by applicable law, the Company assumes no obligation to update or revise any such forward-looking statements. For additional discussion of the risks and uncertainties generally applicable to the Company, see the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2011 and its subsequent Quarterly Reports on Form 10-Q.